EXHIBIT 99.1

Stratus Video Holding Company and Subsidiaries Consolidated Financial Statements December 31, 2019

Stratus Video Holding Company and Subsidiaries
Index
As of and for the Year Ended December 31, 2019

Page(s)

Stratus Video Holding Company and Subsidiaries
Independent Auditor’s Report
December 31, 2019

Independent Auditor’s Report

The Board of Directors
Stratus Video Holding Company and Subsidiaries
We have audited the accompanying consolidated financial statements of Stratus Video Holding Company and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019, and the related consolidated statements of income and comprehensive income, stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stratus Video Holding Company and Subsidiaries as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Adoption of New Accounting Standard
As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for revenue from contracts with customers as a result of the adoption of Accounting Standards

Stratus Video Holding Company and Subsidiaries
Independent Auditor’s Report
December 31, 2019

Codification Topic 606, Revenue from Contracts with Customers effective January 1, 2019, under the modified retrospective approach.  Our opinion is not modified with respect to this matter.
/s/ Mayer Hoffman McCann CPAs
The New York Practice of Mayer Hoffman McCann P.C.

May 1, 2020

Stratus Video Holding Company and Subsidiaries
Consolidated Balance Sheet
December 31, 2019

Assets
Current assets:
Cash	$8,413,878
Accounts receivable, net of allowance of $665,539 at December 31, 2019	22,482,428
Prepaid expenses and other current assets	1,317,900
Total current assets	32,214,206
Property and equipment, net	10,862,826
Intangible assets, net	40,497,210
Goodwill	46,415,113
Other assets	75,802
Total assets	$130,065,157

Liabilities and Stockholder's Equity (Deficiency)
Current liabilities:
Lines of credit	$4,000,000
Current portion of term loans	925,000
Accounts payable	2,714,004
Accrued expenses	7,314,263
Other current liabilities	542,852
Total current liabilities	15,496,119
Long-term debt, less unamortized fees	107,644,182
Other long-term liabilities	205,225
Total liabilities	123,345,526
Commitments (Notes 12)
Stockholder's equity (deficiency):
Common stock, $.01 par value; 100 shares authorized, issued and outstanding	1
Additional paid-in capital	38,753,699
Accumulated deficit	(32,034,069)
Total stockholder's equity	6,719,631
Total liabilities and stockholder's equity	$130,065,157

The accompanying notes are an integral part of these consolidated financial statements.

Stratus Video Holding Company and Subsidiaries
Consolidated Statement of Income and Comprehensive Income
Year Ended December 31, 2019

Net revenues	$94,528,077
Cost of revenue	55,436,388
Gross profit	39,091,689

Operating expenses
Selling, general and administrative expenses	25,419,057
Depreciation and amortization	7,206,508
Transaction costs	3,252,021
Total operating expenses	35,877,586
Income from operations	3,214,103

Other income (expense):
Interest expense	(7,951,402)
Other expense	(62,136)
Net other income (expense)	(8,013,538)
Loss before income taxes	(4,799,435)

Income tax benefit	(8,562,503)
Net income and comprehensive income	$3,763,068

The accompanying notes are an integral part of these consolidated financial statements.

Stratus Video Holding Company and Subsidiaries
Consolidated Statement of Changes in Stockholder’s Equity
Year Ended December 31, 2019

	Common Stock		Additional	Accumulated	Stockholder's
	Shares	Amount	Paid-in Capital	Deficit	Equity

Balances at January 1, 2019	100	$1	$38,371,764	$(35,797,137)	$2,574,628
Capital contributions	-	-	140,509	-	140,509
Share-based compensation	-	-	241,426	-	241,426
Net income	-	-	-	3,763,068	3,763,068
Balances at December 31, 2019	100	$1	$38,753,699	$(32,034,069)	$6,719,631

The accompanying notes are an integral part of these consolidated financial statements.

Stratus Video Holding Company and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended December 31, 2019

Cash flows from operating activities:
Net income	$3,763,068
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in allowances for doubtful accounts	114,094
Depreciation and amortization	10,105,790
Loss on disposal or sale of fixed assets	123,637
Accretion of discount on subordinated note payable	345,087
Amortization and write-off of debt issuance costs	384,860
Share-based compensation	241,426
Provision for deferred income taxes	(10,271,441)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,460,404)
Prepaid expenses and other current assets	(626)
Accounts payable	(680,850)
Accrued expenses	2,804,471
Other current liabilities	489,212
Other long-term liabilities	205,225
Net cash provided by operating activities	2,163,549

Cash flows from investing activities:
Purchases of property and equipment	(4,724,280)
Cash paid for acquisitions	(53,656,510)
Net cash used in investing activities	(58,380,790)

Cash flows from financing activities:
Capital contributions from stockholder	140,509
Proceeds from revolving line of credit	4,000,000
Repayments of revolving line of credit, net	(14,673,737)
Payment of deferred issuance costs	(1,922,231)
Borrowings from term loans	92,500,000
Repayments of term loans	(17,212,500)
Net cash provided by financing activities	62,832,041
Net increase in cash	6,614,800

Cash:
Beginning of year	1,799,078
End of year	$8,413,878

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$107,200
Interest	5,805,621

Supplemental schedule of noncash investing and financing activities:
Purchase of fixed assets recorded in accounts payable and accrued expenses	$199,172

The accompanying notes are an integral part of these consolidated financial statements.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

1.	Organization and Basis of Presentation
Organization
Stratus Video Holding Company (“SVHC”) and its wholly-owned subsidiaries, Stratus Video, LLC (“SVLLC”), Stratus Video Costa Rica, S.A. (“Costa Rica”), a wholly-owned subsidiary of SVLLC, Stratus Interpreting, LLC (“SILLC”), Systematech Technical Management Services, Inc., doing business as InDemand Interpreting (“InDemand”), a wholly-owned subsidiary of SILLC, Stratus OPI, Inc., and Stratus Audio, Inc. (“SA”), a wholly-owned subsidiary of Stratus OPI, Inc. (individually and collectively referred to as the “Company”), provides Video Remote Interpreting (“VRI”) and Over-the-Phone Interpreting solutions (“OPI”).
The Company built its foundation in the language access industry by providing VRI and OPI to limited English speaking and the deaf and hard of hearing patients in healthcare settings and hospitals throughout the United States.  The Company continues to build on its position in language interpretation services and invest in the technology to maximize the needs of its customers.
On May 17, 2019, the Company completed the acquisition of all the outstanding equity interests of InDemand, based in Washington State, in order to expand its client base and continue to enhance its capabilities to better serve the expanding language access needs of healthcare providers.  In connection with the InDemand acquisition, the Company entered into a new senior secured credit facility and revolving line of credit, which was used to repay the existing term loan, finance the InDemand acquisition, and provided additional liquidity.  See Notes 3 and 6 for additional information related to the business combination and debt, respectively.
On February 14, 2020, SVHC was acquired by AMN Healthcare Services, Inc., (“AMN”) for $475,000,000 in cash, on a debt free basis subject to customary post-closing adjustments.
Basis of Presentation
The accompanying consolidated financial statements include the accounts of SVHC and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  All significant intercompany accounts and transactions have been eliminated in consolidation.
2.	Summary of Significant Accounting Policies
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.
New Accounting Pronouncements
Recently Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (ASC 606), that supersedes current revenue recognition guidance.  The core principle of the new guidance is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

or services.  The standard provides a five-step process for determining when and how revenue is recognized.  Other major provisions include the capitalization and amortization of certain contract costs and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances.  Additionally, the guidance requires disclosures related to the nature, amount, timing and uncertainty of revenue that is recognized.  Effective January 1, 2019, the Company adopted ASC 606 using the modified retrospective transition method and applied the new revenue recognition standard only to contracts that were not completed contracts prior to the adoption date.  In connection with the adoption of ASC 606, the Company also adopted Subtopic 340-40, “Other Assets and Deferred Costs - Contracts with Customers” (“ASC 340-40”) related to contract acquisition and fulfillment costs.  The adoption of ASC 606 and ASC 340-40 did not have a significant impact on the Company’s revenue or cost recognition as compared to historical guidance and, accordingly, no cumulative effect adjustment was recorded as of January 1, 2019.  There are no material costs to obtain or fulfill a contract.
In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting.  ASU 2018-07 expands the scope of Topic 718, Compensation-Stock Compensation, to include share-based payments issued to nonemployees for goods or services.  Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.  ASU 2018-07 supersedes Subtopic 505-50, Equity-Equity-Based Payments to Non-Employees.  The Company adopted this standard on January 1, 2019 on a retrospective basis.  The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.
Not Yet Adopted Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), replacing the existing leasing guidance.  Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statement of income and comprehensive income.  This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases.  Accounting guidance for lessors is largely unchanged.  The standard is effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021.  Management is currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements.  The Company anticipates that upon adoption of the standard it will recognize a ROU asset and corresponding lease liability on the consolidated balance sheet related to the Company’s operating leases (see Note 12 for further discussion of the Company’s operating leases).
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.  This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost.  This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.  Based on its preliminary assessment, the Company does not expect that this new accounting standard will have a material impact on its consolidated financial statements and related disclosures.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment.  The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation.  A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.  The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019.  Based on its preliminary assessment, the Company does not expect that this new accounting standard will have a material impact on its consolidated financial statements and related disclosures.
In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40).  This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements.  The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license).  This standard is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years.  The amendments in this standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption.  Based on its preliminary assessment, the Company does not expect that this new accounting standard will have a material impact on its consolidated financial statements and related disclosures.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820).  The standard eliminates such disclosures as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy.  The ASU adds new disclosure requirements for Level 3 measurements.  This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years.  Based on its preliminary assessment, the Company does not expect that this new accounting standard will have a material impact on its consolidated financial statements and related disclosures.
Accounting for Income Taxes
In December 2019, the FASB issued ASC 2019-12, Income Taxes (Topic 740), to simplify the accounting for income taxes.  The new guidance changes various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation when there is a loss from continuing operations and income or gains from other items, ownership changes in investments, interim-period accounting for enacted changes in tax law, and the year-to-date loss limitation in interim-period tax accounting.  The guidance is effective for fiscal years beginning on or after December 15, 2020, with early adoption permitted.  The Company is currently evaluating this new guidance to determine the impact it may have on the consolidated financial statements.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents include currency on hand, deposits with financial institutions and highly liquid investments.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Deferred Financing Costs
Deferred financing costs are amortized using the effective interest rate method over the term of the related debt.  Amortization of deferred financing costs is included in interest expense, net on the consolidated statement of income and comprehensive income and was $263,476 for the year ended December 31, 2019.  Debt issuance costs related to long-term debt are reported as a direct deduction from that debt.
Accounts Receivable
Accounts receivable are stated net of an allowance for doubtful accounts.  The Company evaluates the collectability of accounts receivable based on a combination of factors.  When the Company is aware of circumstances that may limit the collectability of a specific account, a specific allowance is recorded against the balance, and thereby reduces the net recognized receivable to the amount the Company’s management reasonably believes will be collected.  For all other accounts receivable, the Company’s management estimates the allowance based on its historical experience.
Property and Equipment
In conjunction with its acquisitions, the Company has reflected the estimated fair value of the property and equipment at the date acquired.  Property and equipment not acquired in the acquisitions is stated at cost, less accumulated depreciation.  Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are two to five years for computer equipment, software and client equipment, and generally five years for furniture and fixtures.  Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives.  Expenditures for maintenance and repairs are charged to expense as incurred.  When property and equipment is retired, or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in operations for the period.  Depreciation expense associated with property and equipment is recorded in depreciation and amortization in the consolidated statement of income and comprehensive income, except for $2,899,282 of depreciation related to customer equipment that is recorded in cost of revenue.
Goodwill and Intangible Assets
Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date.  Goodwill has been recognized in connection with the acquisition of InDemand on May 17, 2019 (refer to Note 3) and prior acquisitions made by the Company.  Goodwill is tested for impairment on an annual basis and between annual tests when impairment indicators are identified, and goodwill is written down when impaired.  The annual goodwill impairment test is performed on December 31, and the Company operates as a single reporting unit.
As part of the annual goodwill impairment test, we have the option to perform a qualitative assessment to determine whether further impairment testing is necessary.  Examples of events and circumstances that might indicate that the reporting unit’s fair value is less than its carrying amount include macro-economic conditions such as deterioration in the entity’s operating environment or industry or market considerations; entity-specific events such as increasing costs, declining financial performance, or loss of key personnel; or other events such as a sustained decrease in share price on either an absolute basis or relative to peers.  If, as a result of its qualitative assessment, it is more likely than not (i.e., greater than 50% chance) that the fair value of our reporting unit is less than its carrying amount, the quantitative impairment test will be required.  Otherwise, no further testing will be required.  The Company completed its qualitative

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

assessment in the fourth quarter of 2019 and concluded that it was not more likely than not that the fair value of the Company’s reporting unit was less than its carrying amount.  There have been no impairments to date of the Company’s goodwill.
Intangible assets are being amortized using the straight-line method over their estimated useful lives (see Note 5).  Intangible assets are tested for impairment when impairment indicators are identified.
Long-Lived Assets
Long-lived assets used in operations, consisting of property and equipment and intangible assets with a finite life, are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable.
Factors considered important that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or planned operating results, significant changes in the manner of use of the assets or significant changes in the Company’s business strategies.  If an asset group’s carrying value exceeds undiscounted cash flows, the Company recognizes an impairment charge equal to the amount by which the carrying amount exceeds the fair market value of the asset group.  As of December 31, 2019, management has determined that there were no events or changes in circumstances that would indicate the carrying amounts were not recoverable.
Revenue Recognition
The Company derives its revenue from the following sources:
Language Interpretation Solutions
Language interpretation solutions include provision of the following services: Video Remote Interpretation (“VRI”), Over-the-Phone Interpreting (“OPI”), In-Person Interpreting and Equipment and support services.  The services are provided by the Company’s employees and contractors to the healthcare markets, allowing American Sign Language (“ASL”) and Limited English Proficiency (LEP) individuals to communicate in these settings with the assistance of interpreters via video and telephone conference.  The arrangements generally consist of one to three-year contracts with customers that are generally billed monthly and recognized as the interpreting services are provided.
VRI services are enabled by, and delivered along with, certain software-as-service (“SaaS”) and offers the benefits of face-to-face interpretation with the on-demand nature of over-the-phone interpretation in over 200 languages.  A VRI service call may be initiated over Wi-Fi on any device and calls are managed by the Company’s spoken language and ASL interpreters who are medically trained and nationally certified.
OPI services are similarly enabled by, and delivered along with, the SaaS.  Interpreters can be reached on an iPad, iPhone, Android device or telephone.
Under various equipment programs, the Company also provides communication equipment to their customers for ease of access and use of company software for language interpretation services.  The equipment is either sold or leased to the customer.  Leases of equipment are not material.  Other services may also be provided to certain customers including document translation, Stratus Link, Stratus Portal and Call Center.  These services are not material in aggregate.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

In-Person Interpreting
In-person services connect client hospitals directly to local contract interpreters.  Clients can manage and schedule both their staff and contract interpreters using the Company’s software.  The Company derives this revenue from the net service fees it earns from healthcare providers for use of the software platform.  Revenue from these arrangements is not material.
In accordance with ASC 606, the Company applies the following five step model with respect to revenue recognition for Language Interpretation Services:
Identify the contract(s) with a customer – A contract is an enforceable agreement with a customer that defines each party’s rights and the payment terms related to the goods or services to be transferred which has commercial substance and where collection of amounts due is probable.  The Company applies judgment in determining the customer’s intent and ability to pay, which is based on a variety of factors including the customer’s historical payment experience.  The Company’s agreements generally have a term ranging from one to three years.  The majority of Clients renew their contracts following their first term of services.
The Company generally accounts for contract modifications prospectively over the remaining term of the arrangement because the additional services provided are considered to be distinct and sold at an amount reflective of standalone selling price.  The Company evaluates contract modifications on a case-by-case basis.  To the extent two or more contracts are entered into at or near the same time with the same customer the Company considers whether to account for them as a single contract.  The Company’s contracts typically do not require combination.
Identify the performance obligations in the contract - Performance obligations promised in a contract are identified based on the goods or services that are distinct or represent a series of goods and services.  To the extent a contract includes multiple promised goods or services, the Company must apply judgment to determine whether the promised goods or services are capable of being distinct and are distinct in the context of the contract.  If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.  The Company’s client contracts generally include one to three performance obligations.  The performance obligations are comprised of the following, as applicable: (1) combined series-based performance obligation for the VRI or OPI services and related SaaS, (2) sales or leases of equipment, and (3) other services.
Determine the transaction price - The transaction price is determined based on the consideration which the Company will be entitled to in exchange for transferring goods or services to the customer.  The Company’s client contracts may include a subscription access fee as well as additional revenue on a per-interpretation, per-transcription and per-translation services.  The Company’s customers are primarily billed as services are rendered.  Any fees billed in advance of being earned are recorded as contract liabilities (deferred revenue).  While payment terms vary by the type of customer and the services rendered, the term between invoicing and when payment is due is not significant.  Consequently, the Company has determined that client contracts do not include a financing component.
Allocate the transaction price to the performance obligations in the contract - Certain contracts with customers contain multiple performance obligations and the transaction price is allocated to each performance obligation based on a relative standalone selling price basis based on historical experience.  To the extent a contract contains a single performance obligation then the entire transaction price is allocated to the single performance obligation.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Recognize revenue when (or as) the Company satisfies a performance obligation - The combined series-based performance obligations for the VRI or OPI services and related SaaS are recognized over the contractual period as services are rendered.  Variable fees on a per-interpretation, per-transcription and per-translation basis are recognized as earned each month.  For sales of equipment, the Company recognizes revenue when control transfers, which is generally upon delivery to the customer.  The Company has elected the practical expedient to exclude any sales incentives or taxes collected from the customer, which are subsequently remitted to government authorities.
Cost of Revenue
Cost of revenue for all video and phone interpreting services consists principally of the charges related to call center operations utilized to facilitate calls.  Costs are expensed as incurred.
Advertising and Promotional Costs
Advertising and promotional costs are expensed as incurred.  During the year ended December 31, 2019, advertising and promotional expenses were $59,917.
Incentive Equity Plan
The Company recognizes the cost of Incentive Units granted to employees based on the estimated grant-date fair value of the awards.  The grant-date fair value of the award is recognized as compensation expense ratably over the requisite service period for awards with only service conditions (Time Vesting Incentive Units), and forfeitures are recognized in the period in which they occur.  The Company recognizes the compensation costs for awards with graded vesting features on a straight-line basis over the vesting period.  Performance Vesting Incentive Units, which contain service and performance conditions, vest upon a change of control of the Company and continued service.  As such, compensation cost related to Performance Vesting Incentive Units will not be recognized until the period in which the sale of the Company occurs.  See Note 10 for additional discussion on Incentive Units.
Income Taxes
Income tax expense or benefit of the Company comprises (i) amounts estimated to be payable or receivable with respect to its income or loss for the year pursuant to the statutory provisions of the various federal, state and local jurisdictions in which they are subject to taxation and (ii) the changes in deferred tax assets and liabilities during the year.
Income taxes are accounted for in accordance with the liability method, under which deferred tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate.  Deferred income tax provisions or benefits are based on the change in the deferred tax assets and liabilities from year to year.  If needed, a valuation allowance is recorded for deferred taxes where it appears more likely than not that the Company will not be able to recover the deferred tax asset.
The Company follows the provisions of FASB Accounting Standards Codification Topic 740, Income Taxes, relating to accounting for uncertainty in income taxes, which clarifies the accounting and recognition for income tax positions taken or expected to be taken in the Company’s income tax returns.  The Company’s income tax filings are subject to examination by various taxing authorities.  The Company recognizes interest and penalties related to income tax matters as a component of income tax expense.  The Company does not believe it has any unrecognized exposure relating to uncertain tax positions at December 31, 2019.  The Company and its

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

subsidiaries file a consolidated federal income tax return and, as of the report date, are subject to examination by the IRS for the years 2016 through 2018.
Concentrations of Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash in excess of Federal Deposit Insurance Corporation (“FDIC”) insured limits of $250,000 and trade receivables.  The Company maintains deposit balances with two commercial banks that management believes to be of high credit quality.  As of December 31, 2019, cash balances maintained in one of these commercial banks are $8,162,040 in excess of the FDIC insurance limit.  In 2019 no single customer accounted for more than 10% of the Company’s net revenues, and as of December 31, 2019, no single customer accounted for more than 10% of trade receivables.
3.	InDemand Acquisition
On May 17, 2019, the Company acquired Systematech Technical Management Services, Inc. (operating as InDemand Interpreting or “InDemand”) in Washington State in order to expand its client base and continue to enhance its capabilities to better serve the expanding language access needs of healthcare providers.  The Company acquired 100% of the equity interests of InDemand for a total purchase price of $71,513,115.  The acquisition was funded by the refinancing of our credit facility with a new lender (the “2019 Debt Refinancing”) and a note to the seller (the “Seller Note”) with a face value of $19,703,839.  See Note 6 for details regarding the 2019 Debt Refinancing and the Seller Note.  Below is an allocation of the purchase consideration transferred:
Purchase
Consideration

Cash transferred to the seller	$53,656,510
Fair value of the Seller Note	17,856,605
Total fair value of consideration transferred	$71,513,115
The Company accounted for the InDemand acquisition as a business combination pursuant to ASC 805 - Business Combinations.  Accordingly, acquisition costs are not included as components of consideration transferred, and instead are accounted for as expenses in the period in which the costs are incurred.  For the year ended December 31, 2019, the Company incurred acquisition-related costs of $3,252,021, which are included in transaction costs in the consolidated statement of income and comprehensive income.
In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition date is measured as the excess of purchase price consideration over the fair value of net tangible and identifiable intangible assets acquired.    The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.
The following table summarizes the allocation of the InDemand purchase price consideration as of the acquisition date:

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Purchase Price
Allocation

Assets acquired
Accounts receivable	$5,344,656
Inventory	377,979
Prepaid expenses	161,322
Property and equipment	7,704,854
Customer relationships	37,700,000
Tradename	1,400,000
Other	53,192
Total assets acquired	52,742,003

Liabilities assumed
Accounts payable	891,320
Accrued expenses	1,462,911
Deferred income taxes	10,271,441
Deferred revenue	53,640
Total liabilities assumed	12,679,312
Net assets acquired	40,062,691
Purchase price consideration	71,513,115
Goodwill recognized	$31,450,424
The acquisition produced $31,450,424 of goodwill, which represents the excess of the purchase consideration over the fair value of the underlying net assets acquired.  Goodwill is attributable to the assembled workforce of experienced personnel at InDemand and expected synergies and is not deductible for tax purposes.  As an indefinite-lived asset, goodwill is not amortized but rather subject to impairment testing on at least an annual basis.  See Note 5 for additional information related to goodwill and the identifiable intangible assets acquired.
4.	Property and Equipment
At December 31, 2019 property and equipment consisted of the following:
Computer equipment and software	$17,656,533
Furniture and fixtures	956,943
Leasehold improvements	281,112
Client equipment	9,295,910
Miscellaneous	10,347
28,200,845
Less: Accumulated depreciation and amortization	17,338,019
$10,862,826
Depreciation and amortization expenses for property and equipment totaled $6,736,773 for the year ended December 31, 2019.  During the year ended December 31, 2019, the Company disposed of $123,626 of property and equipment.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Change in Estimate
As part of the InDemand acquisition, the Company acquired certain developed technologies, including InDemand’s interpreting platform.  Subsequent to the acquisition, the Company concluded that certain of the acquired technology would no longer be used.  Accordingly, the Company revised its estimate of the remaining useful life of the asset and recorded additional depreciation expense of $1,137,411 in 2019, which is included in depreciation and amortization in the consolidated statement of income and comprehensive income (see total of depreciation and amortization expenses for property and equipment in this note above).
5.	Intangible Assets and Goodwill
At December 31, 2019 the Company had the following intangible assets:
	December 31, 2019
	Estimated
	Useful Life	Gross Carrying	Accumulated
	(in years)	Amount	Amortization	Net Amount

Customer relationships	3-10	40,600,000	(3,782,083)	36,817,917
Developed technology	10	3,758,000	(1,492,092)	2,265,908
Tradenames	10	$1,953,000	$(539,615)	$1,413,385
Intangibles assets subject
to amortization		46,311,000	(5,813,790)	40,497,210
Goodwill	Indefinite	46,415,113	-	46,415,113
		$92,726,113	$(5,813,790)	$86,912,323
Aggregate amortization expense for intangible assets was $3,369,017 for the year ended December 31, 2019 which is included in depreciation and amortization in the consolidated statement of income and comprehensive income.
Based on the current amount of intangibles subject to amortization, the expected future amortization expense as of December 31, 2019 is as follows:
Expected
Future
Amortization
Expense

Year Ending December 31,
2020	$4,957,767
2021	4,957,767
2022	4,666,099
2023	4,491,100
2024	4,491,100
Thereafter	16,933,377
InDemand Intangible Assets Acquired
As part of the InDemand acquisition, the Company acquired identifiable intangible assets for (1) customer relationships, which will be amortized using the straight-line method over an estimated

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

useful life of ten years, and (2) the InDemand tradename, which will be amortized using the straight-line method over an estimated useful life of three years.
For the year ended December 31, 2019 amortization expense related to the above finite-lived intangible assets was $2,356,250 and $291,667 recorded in depreciation and amortization in the consolidated statement of income and comprehensive income, respectively.
InDemand Goodwill
As part of the InDemand acquisition, the Company recorded additional goodwill in the amount of $31,450,424.  For additional details, see Note 3.
6.	Debt
On June 14, 2018, SVLLC and SA entered into an amended and restated loan and security agreement (the “2018 Amended Agreement”) to restructure and combine their individual existing term loans payable with the same financial institution.  The 2018 Amended Agreement provided two new term loans in the principal amounts of $11,000,000 and $5,750,000.  Each of the term loans was payable in forty-eight monthly installments of principal plus all accrued interest, beginning July 1, 2019.  Prepayments of these loans could be made at any time without penalty or premium, but any part of these term loans once repaid could not be reborrowed.  Any part of these term loans that were still outstanding would have been immediately due and payable on the maturity date, which was June 1, 2023.  The borrowings under the term loans bear interest at one of the following rates as selected by SVLLC and SA: LIBOR-based rate plus 3.75% or a prime referenced rate plus 1.25%.  The prime referenced rate was calculated using the prime rate in effect, with a minimum equal to the sum of the daily adjusting LIBOR rate plus 2.50% per annum.  The LIBOR-based rate was calculated by dividing the LIBOR rate by 1.00 and subtracting the maximum rate during the LIBOR period (one month) at which the financial institution was required to maintain reserves on “euro-currency” liabilities.  Interest was payable on the first business day of each month for a prime referenced interest rate and at the end of the applicable LIBOR period for a LIBOR-based rate.  The outstanding balance on these term loans was $0 at December 31, 2019 as the term loans were repaid in full in May 2019 (see 2019 Debt Refinancing subsection of this note below).
The 2018 Amended Agreement also allowed the Company to restructure and combine their individual revolving lines of credit with the same financial institution.  The 2018 Amended Agreement provided for a revolving line of credit with a maximum availability of $16,500,000 (with a sublimit for ACH, letters of credit, credit card services and foreign exchange, as defined).  The revolving line of credit was secured by substantially all the assets of SVLLC and SA and would have expired on December 14, 2019.  The revolving line of credit bears interest at a prime referenced rate plus 1.25% or LIBOR-based rate plus 3.75%.  The prime referenced rate was calculated using the prime rate in effect, with a minimum equal to the sum of the daily adjusting LIBOR rate plus 2.50% per annum.  The LIBOR-based rate was calculated by dividing the LIBOR rate by 1.00 and subtracting the maximum rate during the LIBOR period (one month) at which the financial institution is required to maintain reserves on “euro-currency” liabilities.  The balance outstanding on the revolving line of credit was $0 at December 31, 2019, as the balance on the revolving line of credit was repaid in full in May 2019 (see 2019 Debt Refinancing subsection of this note below).

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

2019 Debt Refinancing
On May 17, 2019, and concurrent with the InDemand transaction, the Company entered into a new $97,500,000 Senior Secured Credit Facility with new lenders to replace its then-existing credit facilities.  The Senior Secured Credit Facility provides for a $92,500,000 term loan and a $5,000,000 revolving line of credit.  The obligations of the Company under the Senior Secured Credit Facility are guaranteed by the Company’s parent and are secured by substantially all of the assets of the Company and all of the outstanding capital stock of the Company and its domestic subsidiaries and first tier foreign subsidiaries.  The Company used the proceeds from the term loan to pay in full its existing term loans and revolving line of credit with a balance of $32,880,914, finance the InDemand acquisition and pay the transaction costs, and for working capital and general corporate purposes.  The term loan and revolving loan commitment mature in May 2024 and bear interest at the LIBOR rate plus the applicable margin per annum based on the leverage ratio.  The term loan is payable in equal quarterly installments of $231,250 of principal plus interest commencing on September 30, 2019 and increases to equal quarterly installments of $1,156,250 of principal plus interest commencing on June 30, 2021, until maturity when a balloon payment is due.  The applicable interest rate on December 31, 2019 was 9.16%.
The Company accounted for the early repayment of its existing debt under the 2018 Amended Agreement as a debt extinguishment and recorded a loss on extinguishment of $121,384, which is included in interest expense on the consolidated statement of income and comprehensive income for the year ended December 31, 2019.
In connection with the Senior Secured Credit Facility, the Company incurred $1,917,499 in fees paid to lenders and other third parties, which were deferred and recorded as a reduction of the related borrowing balance and will be amortized to interest expense over the term of the Senior Secured Credit Facility.
Subordinated Seller Notes Payable Due 2022
On May 17, 2019, in connection with the InDemand acquisition, the Company also financed a portion of the purchase price via the issuance of $19,703,839 aggregate principal amount of the subordinated Seller Notes which mature on May 17, 2022.  At the closing of the business combination, the Company recorded the estimated fair value of the Seller Notes of $17,856,605.  The discount on the Seller Notes will be accreted to the maturity of the notes. Accretion of the discount is included in interest expense, net on the consolidated statement of income and comprehensive income and was $345,088 for the year ended December 31, 2019. Interest on the Seller Notes is fixed at 6% per annum from the issuance date through the 24-month anniversary of the issuance date and thereafter at a rate equal to 15% per annum.  Interest shall be compounded annually in arrears and is due and payable in full at maturity.  The Company may prepay the notes payable and accrued interest without penalty.
As of December 31, 2019, the outstanding debt related to the new senior secured credit facility and the Seller Notes was as follows:

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Term loans	$92,037,050
Seller notes	18,201,692
Line of credit	4,000,000
Total debt	114,238,742
Less: Current portion	(4,925,000)
Less: Debt issuance costs, net of accumulated amortization	(1,669,560)
Total long-term debt	$107,644,182
Subsequent to the 2019 Debt Refinancing, the approximate scheduled future maturities of the long-term debt for the next five years are as follows:
Year Ending December 31,
2020	$925,000
2021	3,700,000
2022	24,328,839
2023	4,625,000
2024	78,162,050
7.	Revenue From Contracts With Customers
The following are required disclosures under ASC 606, which was adopted by the Company on January 1, 2019.
Disaggregation of Revenue
The Company disaggregates revenue by products and services, as shown in the table below:
2019

VRI	$60,969,532
OPI	30,688,530
Sale of equipment	1,754,977
In-person interpreting	854,805
Other	260,233
Total revenue	$94,528,077
Contract Balances
Timing of revenue recognition may differ from the timing of invoicing to customers.  If invoicing occurs prior to revenue recognition, the unearned revenue is recorded in the Company’s consolidated financial statements as deferred revenue.  Deferred revenues represent either amounts collected from customers for which services are to be provided in a future period or billings for noncancelable services for which revenues have not been earned.  The following table provides information about the beginning and ending contract assets and contract liabilities from contracts with customers:
	December 31,	January 1,
	2019	2019

Contract assets, current	$-	$-
Contract liabilities, current	542,852	-
The Company anticipates that it will satisfy most of its performance obligation associated with the deferred revenue within the prospective fiscal year.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

8.	Income Taxes
The components of the provision for income taxes for the year ended December 31, 2019 consist of the following:
Current
Federal	$(128,027)
State	30,832
Foreign	1,806,133
1,708,938
Deferred
Federal	(7,981,135)
State	(2,290,306)
Foreign	-
(10,271,441)

Income tax benefit	$(8,562,503)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and consist principally of expenses recorded for financial reporting purposes not yet deductible for tax purposes and basis differences in assets not yet deductible for income tax purposes.
The Company’s deferred tax assets (liabilities) at December 31, 2019 are as follows:
Deferred tax assets
Net operating loss carryforwards	$11,251,339
Interest limitation	1,705,512
Depreciation and amortization	1,240,005
Stock-based compensation	240,535
Reserves and accruals	180,326
Foreign tax credit	71,953
Other deferred tax assets	44,351
Total deferred tax assets	14,734,021
Deferred tax liabilities
Identifiable intangibles	(10,589,763)
Depreciation and amortization	(258,514)
Prepaids and other	(116,164)
Total deferred tax liabilities	(10,964,441)
Valuation allowance	(3,769,580)
Net deferred tax asset (liability)	$-
As of December 31, 2019, the Company has $41,298,829 and $36,892,140 in net operating loss carryforwards for federal and state income tax purposes, respectively, which expire in various years through 2037.  Included in the net operating loss carryforwards for federal tax purposes is

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

$6,415,132 of net operating loss carryforwards that were generated in 2018 and have no expiration.
The Company’s effective income tax rate for the year ended December 31, 2019 is higher than what would be expected if the federal statutory rate were applied to the consolidated loss before provision for income taxes.  A reconciliation between the federal statutory rate and our effective income tax rate is as follows:
2019

Statutory rate of tax benefit	$(1,007,881)
State income taxes, net of federal benefit	(749,210)
Foreign tax	1,662,380
Transaction costs	305,672
Permanent and other items	137,656
Return to provision adjustments	(32,848)
Valuation allowance	(8,878,272)
Income tax benefit	$(8,562,503)
During the year ended December 31, 2019, the valuation allowance decreased by $5,422,501.
Based on research that indicates Costa Rica tax law generally allows deductions of business expense against taxable income, other than certain nondeductible expenses, the Company performed an analysis to determine the estimated tax liability for operations undertaken in Costa Rica during the year ended December 31, 2019 and prior years.  The resulting estimated tax liability was $2,443,392 and accrued by the Company as of December 31, 2019.  Of this amount, $1,806,133 was recoded as expense during 2019.
9.	Employee Benefit Plans
The Company sponsors a safe harbor 401(k) profit sharing plan (“Stratus Video 401(k) Plan”), which covers all eligible employees of SVLLC and SA.  Under the provisions of the Stratus Video 401(k) Plan, the Company is required to make matching contributions equal to (i) 100% of the amount of the employee’s elective contributions up to 4% of the employee’s eligible compensation for the year, plus (ii) 50% of the employee’s elective contributions that exceed 4%, up to a maximum of 6% of the employee’s eligible compensation.  The Company may also make a discretionary profit-sharing contribution.  During the year ended December 31, 2019, the Company did not make a discretionary profit-sharing contribution.  For the year ended December 31, 2019, the Company made matching contributions to the plan of $447,369.
10.	Incentive Equity Plan
In 2016, the Company adopted the 2016 Incentive Equity Plan (the “2016 Plan”) of Stratus Video 2016 Group, LLC (the “Parent Company”).  The 2016 Plan is intended to provide employees, directors, officers, individual consultants and key employees of the Company with additional incentives by allowing such directors, officers, individual consultants and key employees to acquire an ownership interest in the Company.  The incentive awards include Class B common units, class C-1 common units, and class C-2 common units in the Parent Company (the “Incentive Units”).

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

Under the 2016 Plan, a total of 6,060,481 Incentive Units were authorized for issuance, of which 384,423 were available for future grants as of December 31, 2019.  The class B units generally vest annually over a 4 to 5-year period and become fully vested upon a qualified sale of the company (the “Time Vesting Incentive Units”).  The class C units vest upon a qualified sale of the company assuming continued employment of the recipient (the “Performance Vesting Incentive Units”).
Unvested Incentive Units can participate in any distributions by the Company allocated to the common units.  The distribution would remain in the custody of the Company until vesting has occurred, at which time the funds would be released.  Upon termination, any unvested Incentive Units, along with any distributions in escrow, are forfeited.
During 2019, the Company recorded equity-based compensation of $241,426 related to the Time Vesting Incentive Units, presented in the selling, general and administrative line item on the consolidated statement of income and comprehensive income.  As of December 31, 2019, total future unrecognized compensation cost related to the Incentive Units was $3,118,972.  Of which, $1,405,690 relates to Time Vesting Incentive Units, and is expected to be recognized over a weighted average remaining period of 3.8 years.  The remaining unrecognized compensation cost relates to Performance Vesting Incentive Units for which the performance condition is not considered probable to be met as of December 31, 2019.
Management estimated the grant-date fair value of the Incentive Units issued in 2019 using the price per share from recent equity transactions with third parties, the liquidation waterfall, and several qualitative factors.
The following table summarizes the Company's Time Vesting Incentive Units activity for 2019:
		Weighted
	Class B	Average
	Incentive	Grant-Date
	Units	Fair Value

Unvested units outstanding at January 1, 2019	1,070,471	$-
Granted	517,741	3.18
Vested	(505,858)	0.31
Forfeited	(184,490)	-
Unvested units outstanding at December 31, 2019	897,864	$1.66
The total fair value of the Time Vesting Incentive Units that vested during 2019 was $1,608,628.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

The following tables summarize the Company's Performance Vesting Incentive Units activity for 2019:
		Weighted
	Class C-1	Average
	Incentive	Grant-Date
	Units	Fair Value

Unvested units outstanding at January 1, 2019	1,447,659	$-
Granted	408,800	2.56
Forfeited	(143,386)	-
Unvested units outstanding at December 31, 2019	1,713,073	$0.27

		Weighted
	Class C-2	Average
	Incentive	Grant-Date
	Units	Fair Value

Unvested units outstanding at January 1, 2019	1,509,283	$-
Granted	427,680	1.56
Forfeited	(147,914)	-
Unvested units outstanding at December 31, 2019	1,789,049	$0.16
11.	Related Party Transactions
Management Agreement
The Company has a management services agreement with the owner of its parent company, pursuant to which the affiliate provides general executive and management services and other services to the Company.  The management agreement provides for the owner to be reimbursed for reasonable out-of-pocket expenses.  The Company is obligated to pay a fee based on a certain percentage of EBITDA per fiscal year.  The fees are payable on a quarterly basis in advance provided that their payment is not prohibited by the terms of any credit, loan or similar agreement.  During 2019, management fees incurred under the agreement totaled $526,681, which were included in selling, general and administrative expenses on the consolidated statement of income and comprehensive income.  As of December 31, 2019, the Company had $224,045 recorded in accounts payable related to the management agreement.
Affiliate Agreement
The Company has an outstanding payable to an affiliate for services provided to the Company during 2017 and 2018. No additional services were provided to the Company by the affiliate during 2019, however as of December 31, 2019 the Company had $762,998 recorded in accounts payable and $23,233 recorded in accrued interest related to the affiliate agreement. On February 7, 2020 the Company entered into a termination agreement, with its affiliate, and entered into a note to settle the outstanding balance of accounts payable and accrued interest, which was paid in full in the first quarter of 2020.

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

12.	Commitments
Operating Leases
The Company leases a data center and various office spaces under operating leases.  Minimum annual rentals under the noncancelable operating leases are payable as follows:
Operating
Leases
Year Ended December 31,
2020	$830,731
2021	449,386
2022	146,474
Total lease payment	$1,426,591
Rent expense for all operating leases was $1,577,522 for the year ended December 31, 2019.
Lease Abandonment
In February 2019, the Company ceased-use of an office location in Dallas, Texas.  As part of vacating this office space, the Company will continue to incur costs under the contract for its remaining term, through November 2022, without economic benefit to the Company.  As such, the fair value of the liability at the cease-use date was determined based on the remaining lease rentals, adjusted for deferred rent under the lease, and was reduced by estimated sublease rentals that management believed could be reasonably obtained for the property.
The table below shows the reconciliation between the beginning and ending liability balance at December 31, 2019:
Liability accrued at February 28, 2019	$373,655
Payment of rent, net of sublease rentals	(64,928)
Ending liability accrual balance	$308,727
A discount rate of 6.19% was used to calculate the present value of current lease payments less sublease rentals.  The lease abandonment expense recorded during 2019 was $351,668, which is included in selling, general and administrative expenses in the consolidated statement of income and comprehensive income.
Litigation and Legal Matters
The Company is periodically subject to claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities.  Management recognizes a liability for claims when the likelihood of an unfavorable outcome is deemed to be probable and the amount is able to be reasonably estimated.  Management has concluded that such claims, individually and in the aggregate, would not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.
13.	Subsequent Events
The Company has evaluated subsequent events through May 1, 2020, the date on which the consolidated financial statements were available to be issued.  In connection with the acquisition of

Stratus Video Holding Company and Subsidiaries
Notes to Consolidated Financial Statements
Year Ended December 31, 2019

the Company by AMN on February 14, 2020 (see Note 1), all of the Time Vesting Incentive Units and Performance Vesting Incentive Units became fully vested, resulting in the recognition of $3,118,972 of compensation expense in the Company’s consolidated statement of income and comprehensive income during the first quarter of 2020.
On March 11, 2020, the World Health Organization declared the outbreak of the coronavirus a pandemic. Subsequent to March 13, 2020, the date of the U.S. Surgeon General’s recommendation to postpone non-critical surgeries and procedures in response to the outbreak of the coronavirus, the Company has experienced a decline in utilization of interpretation services. However, the Company has not experienced a material adverse change in pricing or customer attrition.